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INDEPENDENT AUDITORS' CONSENT

        We hereby consent to the incorporation by reference in this Registration Statement of Hydro-Québec and Québec under Schedule B of our report dated February 20, 2003 appearing in the Annual Report on Form 18-K of Hydro-Québec for the year ended December 31, 2002, incorporated by reference in the prospectus constituting Part I of this Registration Statement. We also consent to the reference to us under the heading "Experts" in the prospectus constituting Part I of this Registration Statement.

/s/ SAMSON BÉLAIR/DELOITTE & TOUCHE Samson Bélair/Deloitte & Touche Montréal, Québec	/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP Montréal, Québec
January 29, 2004

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INDEPENDENT AUDITORS' CONSENT